UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2021

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2021, the Board of Directors of UGI Corporation (the “Company”), at the recommendation of the Company’s Compensation and Management Development Committee (the “Committee”), approved the UGI Corporation Executive Severance Plan (the “Plan”), as effective October 1, 2021.

The Plan provides severance benefits to certain executive level employees of the Company and its affiliates (collectively, the “Participating Companies,” as defined in the Plan) who are selected by the Committee to participate in the Plan (each, a “Participant”), and who experience a Qualifying Termination event, which is defined as the involuntary termination of employment for a reason other than Termination for Cause (as defined in the Plan), death, or continuous illness, injury, or incapacity for a period of six consecutive months. Each of the Company’s officers who are designated by the Company’s Board of Directors as executive officers under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is a participant in the Plan.

If a Participant’s employment terminates as a result of a Qualifying Termination, the employee will receive the following severance benefits (subject to certain limitations discussed in the Plan, including, but not limited to, ineligibility to receive benefits under the Plan if the employee is eligible to receive severance benefits under any other agreement or plan in connection with the employee’s termination, which includes Change in Control Agreements):

•cash severance equal to the employee’s Annual Compensation (as defined in the Plan) at the time of the Qualifying Termination multiplied by the severance period for the employee’s employment classification, which is as follows:
◦2 years for the Company’s Chief Executive Officer;
◦1.5 years for (i) officers designated as executive officers under Section 16 of the Exchange Act, (ii) the Company’s General Auditor and (iii) Presidents of each of the Company’s business units; and
◦1 year for executives (i) with titles of Vice President that are not listed in one of the above classifications or (ii) as designated by the Committee from time to time;

•the COBRA cost for medical and dental benefits during the applicable severance period (less the cost for those benefits if the employee remained an active employee); and

•outplacement services for up to six months (or up to 12 months for employees who are party to a Change in Control Agreement) following Qualifying Termination through a vendor selected by the Company.

The foregoing summary is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith:

10.1	UGI Corporation Executive Severance Plan, as effective October 1, 2021.
104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 5, 2021	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Assistant Secretary